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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated April 13, 1998 relating to the February 28, 1998 financial statements and financial highlights of Morgan Stanley Dean Witter Global Utilities Fund (the "Fund"), formerly Dean Witter Global Utilities Fund. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated November 25, 1998 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated June 26, 1998, which is incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated June 10, 1998 relating to May 31, 1998 financial statements and financial highlights of TCW/DW Global Telecom Trust, appearing in the Annual Report to Shareholders of TCW/DW Global Telecom Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated July 31, 1998 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated July 31, 1998, which is incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 25, 1999